Exhibit 32

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the “Report”) on the Form 10-Q of 4Cable TV International Inc. (the “Company”) for the period ended September 30, 2014 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

4CABLE TV INTERNATIONAL INC.

Date:	November 18, 2014	By:	/s/ STEVE RICHEY
		Name:	Steve Richey
		Title:	Chief Executive Officer and President (Principal Executive Officer)

Date:	November 18, 2014	By:	/s/ ROSS DEMELLO
		Name:	Ross DeMello
		Title:	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)